UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2024

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDEQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

       * The registrant’s Class A common stock began trading exclusively on the over-the-counter market on July 7, 2023 under the symbol “RIDEQ.” The NASDAQ Global Select Market filed a Form 25 with the Securities and Exchange Commission on July 27, 2023 to remove the registrant’s Class A common stock from listing and registration on the NASDAQ Global Select Market. Delisting became effective ten days thereafter and deregistration under Section 12(b) of the Act became effective 90 days later.

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on June 27, 2023 (the “Petition Date”), Lordstown Motors Corp., a Delaware corporation (the “Company”), and its subsidiaries (collectively, the “Debtors”), commenced voluntary proceedings under chapter 11 (“Chapter 11”) of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 proceedings are being jointly administered under the caption In re: Lordstown Motors Corp., et al., Cases No. 23-10831 through 23-10833 (the “Chapter 11 Cases”).

Following a hearing (the “Confirmation Hearing”) on March 5, 2024, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Modified First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors (as may be further modified, amended, or supplemented, the “Plan”). By entry of the Confirmation Order, the Bankruptcy Court has, among other things, authorized the Debtors (referred to as the “Post-Effective Date Debtors” from and after the Effective Date (defined below)) to effectuate the Plan, subject to satisfaction or waiver of the conditions precedent to the occurrence of effective date of the Plan set forth therein (the “Effective Date”). The terms of the Plan are consistent with those described with respect to the “Proposed Plan” in the Company’s Annual Report on Form 10-K filed on February 29, 2024 (the “Form 10-K”) and summarized below. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated in this Item 1.03 by reference. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Plan.

Following the entry of the Confirmation Order, the Debtors intend to seek to have all conditions to effectiveness satisfied or waived in order for the Effective Date to occur promptly; however, the Company can make no assurances as to when, or ultimately if, the Plan will become effective.

Material Terms of the Plan

Treatment of Claims and Interests Generally

The Plan, among other provisions:

●	provides an orderly structure for distributions to holders of claims of creditors and treatment of equity interests of shareholders (“Interests”),

●	incorporates the resolution of claims asserted in the Ohio Securities Litigation (as defined and discussed below) and, in connection with the Offer (as defined below) and OIP, by the Securities and Exchange Commission (“SEC”),

●	preserves retained causes of action, including against Foxconn (as defined below), to be pursued by the Post-Effective Date Debtors or the Litigation Trustee, as applicable,

●	seeks to preserve the value of the Company’s net operating losses and other tax attributes (“NOLs”), by leaving preferred and common equity Interests in the Post-Effective Date Debtors in place, and instituting certain trading restrictions, and

●	provides that the Post-Effective Date Debtors may engage in such business operations as may be determined by the New Board (as defined below).

Pursuant to the terms of the Plan, subject to its effectiveness, a significant amount of the Company’s cash on hand as of the Effective Date will be used to settle outstanding claims against the Company, including trade and litigation claims. Pursuant to the Bankruptcy Code, the Company is first required to pay all administrative claims in full. The Plan requires that the Company establish a reserve (the “Claims Reserve”) for allowed and disputed claims of general unsecured creditors, inclusive of $3 million the Company would be required to pay into escrow on the Effective Date for the cash portion of the Ohio Securities Litigation Settlement (as described below). The aim of the Claims Reserve is to facilitate payment in full, with interest, of general unsecured creditors’ allowed claims as contemplated by the Plan (although there can be no assurance the Company will be able to pay such claims in full with interest). The initial amount of the Claims Reserve is $45 million, as agreed upon by the official committee of equity security holders (the “Equity Committee”) and the official unsecured creditors’ committee and approved by the Bankruptcy Court. The amount of the Claims Reserve is subject to change and could increase by up to $5 million. The Claims Reserve could also be adjusted downward as claims are resolved or otherwise as a result of the claims resolution process, or as the Claims Ombudsman (as defined below) and the Post-Effective Date Debtors deem appropriate. Furthermore, the amount of the Claims Reserve will be limited to amounts payable for allowed claims of general unsecured creditors but to the extent that the Claims Reserve is insufficient to pay general unsecured creditors in full with interest, such deficiency will be payable from all assets of the Post-Effective Date Debtors, as set forth in the Plan. There are additional liabilities, including but not limited to administrative claims and claims by, or interests held by, holders of our Class A common stock and Preferred Stock among other potential classes of claimants whose claims, if allowed, will not be included in the Claims Reserve.

Pursuant to and subject to the effectiveness of the Plan, as of the Effective Date (i) an ombudsman (the “Claims Ombudsman”) will be appointed to oversee the administration of claims asserted against the Debtors by general unsecured creditors, and (ii) a Litigation Trustee will be appointed to oversee a litigation trust formed pursuant to the Plan, which will be funded with certain retained causes of action of the Debtors, as will be determined by the Equity Committee.

The Post-Effective Date Debtors will be allocated an amount (the “Post-Effective Date Debtor Amount”) which will be used to fund (a) the fees and expenses of the Post-Effective Date Debtors in performing their duties under the Plan, (b) expenses of the Claims Ombudsman and (c) future operational expenses of the Post-Effective Date Debtors, as permitted by the Plan. Pursuant to the Plan, the Post-Effective Date Amount may be increased from time to time after notice and an opportunity to object is provided to the Claims Ombudsman.

All distributions under the Plan would come from all assets of the Post-Effective Date Debtors (including, without limitation, cash generated by or that constitutes the proceeds of assets acquired after the Effective Date), which include, but are not limited to, (i) cash on hand as of the Effective Date, (ii) proceeds from the sale of the Debtors’ assets, (iii) proceeds from causes of action retained by the Debtors pursuant to the Plan, and (iv) insurance proceeds received by the Post-Effective Date Debtors. Subject to the terms of the Plan, any distributions to classes of claims and holders of Interests will generally be made in order of their respective priorities under the Bankruptcy Code. Specifically, the Plan provides for the distributions for the claims and Interests in order of priority as follows:

●	Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims are to be paid in full in cash before other payments can be made.

●	Holders of Allowed Secured Claims would either retain their lien on the collateral, be paid in full in cash, or receive the collateral securing such Allowed Secured Claim.

●	Holders of Allowed General Unsecured Claims would receive a pro rata share of the Debtors’ cash after all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Secured Claims are satisfied and the Professional Fee Escrow Account is funded. If the Debtors have sufficient cash on hand to pay all Allowed General Unsecured Claims plus interest in full, then the holders of the Allowed General Unsecured Claims would also receive post-petition interest on their claim amount at the Federal Judgment Rate. If the Debtors do not have sufficient cash on hand to pay in full such post-petition interest, then the holders of the Allowed General Unsecured Claims would receive their pro rata share of any post-petition interest that can be paid.

●	Allowed Intercompany Claims are to be reinstated under the Plan.
●	Allowed Foxconn Preferred Stock Interests are to be reinstated, which includes that all outstanding shares of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (“Preferred Stock”) will remain outstanding, subject to the terms of the New Organizational Documents (as defined below). In the event any distribution is to be made to holders of Allowed Foxconn Preferred Stock Interests, such distribution would be from cash remaining after the payment or reserving for the treatment under the Plan of Allowed Administrative Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims, and the Post-Effective Date Debtor Amount (“Post-Effective Date Debtor Cash”). In addition, any such distribution to Holders of the Allowed Foxconn Preferred Stock Interests would be subject to the backstop obligation under the Ohio Securities Litigation Settlement.

●	Allowed Common Stock Interests will be retained, which includes that all outstanding shares of the Company’s Class A common stock would remain outstanding, subject to the terms of the New Organizational Documents.

●	Allowed claims, if any, relating to securities actions against the Debtors that are subordinated to General Unsecured Claims by section 510(b) of the Bankruptcy Code (other than section 510(b) Claims that are (i) subject to the Ohio Securities Litigation Settlement or (ii) are Claims filed against the Debtors on the same or similar basis as those set forth in the Post-Petition Securities Action (as defined below) (such Claims, the “RIDE Section 510(b) Claims”)), would receive Class A common stock in an amount calculated pursuant to the formula set forth in the Plan, after accounting for any recoveries from applicable insurers or other third parties and subject to the Post-Effective Date Debtors’ election to cash out such Class A common stock Interests.

●	Allowed claims, if any, against the Debtors on the same or similar basis as those set forth in the putative securities class action filed against the Debtors’ current Chief Executive Officer (Edward Hightower), Chief Financial Officer (Adam Kroll), and Executive Chairman (Daniel Ninivaggi) in the U.S. District Court for the Northern District of Ohio by Bandol Lim, individually and on behalf of other stockholders (Case No. 4:23-cv-01454-BYP) (the “Post-Petition Securities Action”) may recover solely from available insurance coverage from applicable insurance policies until such insurance policies have been completely exhausted.

●	Allowed claims of the Ohio Securities Litigation Lead Plaintiff (as defined below) would receive treatment pursuant to the Ohio Securities Litigation Settlement.

SEC Claim

As previously disclosed, the Plan included as a condition to confirmation of the Plan, that the SEC approve an offer of settlement (the “Offer”) submitted by the Debtors to resolve claims relating to prior legacy issues at the Company, including the proof of claim that the SEC filed against the Debtors (the “SEC Claim”) on January 4, 2024. On February 29, 2024, the SEC approved and authorized the entry of an administrative order with respect to the Company (the “Order”), to which the Company consented without admitting or denying the Order’s assertions of factual findings. The material terms of the Order are described in a Current Report on Form 8-K filed by the Company on March 1, 2024, the content of which is incorporated herein by reference.

Ohio Securities Litigation

The Plan incorporates, among other things, a settlement (the “Ohio Securities Litigation Settlement”) of claims against the Debtors and certain directors and officers of the Debtors that were serving in such roles as of December 12, 2023 (the “Ohio Released Directors and Officers”), asserted in, or on the same or similar basis as those claims asserted in, the securities class action captioned In re Lordstown Motors Corp. Securities Litigation, Case No. 4:21-cv-00616 (DAR) (the “Ohio Securities Litigation”).

Pursuant to the Ohio Securities Litigation Settlement, the Debtors will pay $3 million into escrow on the Effective Date for the benefit of the putative class members in the Ohio Securities Litigation. In addition, such putative class members would be entitled to receive a portion of any proceeds from litigation and other causes of action being retained by the Debtors following the Effective Date (net of actual reasonable costs incurred in prosecuting such retained causes of action) in an amount equal to the lesser of (a) 25% of such net proceeds, and (b) $7 million. Pursuant to the Plan, the Confirmation Order constitutes a preliminary approval of the Ohio Securities Litigation Settlement. The Ohio Securities Litigation Settlement will be effective on the Effective Date, and the court-appointed lead plaintiff in the Ohio Securities Litigation (the “Ohio Securities Litigation Lead Plaintiff”), through counsel, will be responsible for pursuing final approval of the proposed settlement thereafter. Members of the putative settlement class will be provided with the option to op-out of the settlement class pursuant to the provisions of the Confirmation Order.

In addition, pursuant to the Plan, a portion of any recoveries from litigation or other causes of action retained by the Debtors that would be owed to putative class members in connection with the Ohio Securities Litigation Settlement would be backstopped by Hon Hai Technology Group or its applicable affiliates (as applicable, “Foxconn”) through Foxconn’s agreement to permit 16% of any payments made on account of Foxconn’s Preferred Stock, up to $5 million, to be paid into a reserve for the benefit of such class members subject to the terms of the Plan.

Releases

On the Effective Date, the Plan would provide certain releases to directors and officers of the Debtors that served in the capacity as a director or officer of any of the Debtors at any time from the Petition Date through the Effective Date. As approved by the Bankruptcy Court, the releases would be binding on (i) the Debtors and (ii) holders of Claims and Interests (a) that affirmatively vote to accept the Plan or (b) are entitled to vote on the Plan, vote to reject the Plan, and check a box on their ballot opting into the releases. The releases are also binding on related parties to those described in (a) and (b) (e.g., affiliates, predecessors, successors, and related parties as set forth in the Plan), but only to the extent the parties in (a) and (b) have authority to bind such persons or entities to the releases.

In addition, pursuant to, and subject to the effectiveness of, the Plan, the members of the settlement class in the Ohio Securities Litigation will also be releasing parties with respect to the Debtors and certain officers and directors pursuant to the Plan and be bound by the release, discharge, and injunction provisions set forth in the Plan.

Company Name; Corporate Governance

As of the Effective Date, the Plan provides that the Company’s second amended and restated certificate of incorporation and amended and restated bylaws would be further amended and restated (as amended and restated, the “New Charter” and the “New Bylaws” and, collectively the “New Organizational Documents”) to reflect changes sought by the New Board, that include, but are not limited to, a new name for the Company, Nu Ride Inc. and, incorporate terms regarding post-Effective Date indemnification obligations consistent with the Plan.

As of December 31, 2023, the Company had $993.2 million and $880.3 million of federal and state and local NOLs, respectively, and the Company incurred and may also continue to incur in connection with the Plan significant NOLs. The Company’s ability to use some or all of these NOLs is subject to certain limitations. To reduce the risk of a potential adverse effect on our ability to use our NOLs for U.S. Federal income tax purposes, the New Charter, when filed, will also contain, subject to certain exceptions, certain transfer restrictions (the “NOL Restrictions”) with respect to our stock involving any person or group of persons that is or as a result of such a transaction would become a substantial stockholder (i.e., would beneficially own, directly or indirectly, 4.5% or more of all issued and outstanding shares of Class A common stock). Any transferee receiving shares of Class A common stock or Preferred Stock that would result in a violation of such proposed restrictions will not be recognized as a stockholder of the Company or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the shares of stock causing the violation.

The Plan provides for the appointment of new members to serve on the Company’s board of directors (the “New Board”) as of the Effective Date and provides that the New Board is to be selected by the Equity Committee. The New Board will, among other things, oversee and direct the administration of the Post-Effective Date Debtors’ operations in accordance with the Plan and appoint the new management of the Company. Information about the New Board and the new Chief Executive Officer and President expected to be appointed by the New Board is set forth in the Form 10-K.

Assets and Liabilities and Outstanding and Reserved Shares

Based upon the Debtors’ most recent monthly operating reports, prepared on a deconsolidated basis, for the month ended January 31, 2024 and filed with the Bankruptcy Court on February 28, 2024, the Company had consolidated total assets and liabilities of approximately $87.1 million and $43.1 million, respectively. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and will be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

As of March 4, 2024, there are 15,953,212 issued and outstanding shares of Class A common stock and 300,000 issued and outstanding shares of Preferred Stock. No shares of Class A common stock have been reserved, as of the date hereof, for future issuance in respect of claims and Interests filed and allowed under the Plan.

Other Bankruptcy Court filings and further information about the Chapter 11 Cases is available free of charge at a website maintained by the Company’s claims, noticing, and solicitation agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/lordstown. The information in that website or available elsewhere is not incorporated by reference and does not constitute part of this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 1.03 under the heading “Company Name; Corporate Governance” is incorporated herein by reference.

Each of the Company’s current directors (Daniel A. Ninivaggi, Joseph B. Anderson, Jr., Keith Feldman, David T. Hamamoto, Edward T. Hightower, Jane Reiss, Laura J. Soave, Dale Spencer, and Angela Strand), will cease to be directors of the Company on the Effective Date.

In addition, the employment of the Company’s remaining executive officers, Messrs. Ninivaggi, Hightower and Kroll, is expected to terminate as of the Effective Date and each is expected to enter into a severance agreement with the Company on the terms previously approved by the board of directors and the Bankruptcy Court to settle any obligations with respect to such termination under their respective employment agreements.

Additional detail regarding each of the proposed members of the New Board and the new Chief Executive Officer and President to be appointed by the New Board, as identified to the Company by the Equity Committee as of the date hereof, is provided in the Form 10-K.

Cautionary Note Regarding Trading in the Company’s Class A Common Stock

The Company’s stockholders are cautioned that trading in shares of the Company’s Class A common stock during the pendency of the Chapter 11 Cases and after the Effective Date remains highly speculative and will pose substantial risks. Trading prices for the Company’s Class A common stock may bear little or no relation to actual value, if any, remaining for holders thereof following the Chapter 11 Cases and the trading market (if any) may be very limited. In addition, the Plan includes the NOL Trading Restrictions, which are designed to enable the Company to optimize its tax attributes following the Effective Date and generally restrict transactions involving any person or group of persons that is or as a result of such a transaction would become a substantial stockholder (i.e., would beneficially own, directly or indirectly, 4.5% or more of all issued and outstanding shares of Class A common stock). Accordingly, the Company urges extreme caution with respect to existing and future investments in its Class A common stock.

Forward-looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” “may,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. In addition, even if our results of operations, financial condition and liquidity, business developments and available financing, are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. Upon effectiveness of the Plan, the New Board and entirely new management appointed by the New Board will oversee and manage the affairs of the Company. The current management and board of directors can provide no assurances as to what actions the New Board and management will take. Actual results may differ materially from those contained in forward-looking statements due to various factors, including, but not limited to, with respect to the matters addressed in this report, the risks and uncertainties regarding:

•	our ability to have the Plan become effective and to successfully complete the Chapter 11 Cases by consummating the Plan, which gives effect to proposed settlements for various matters, including with the SEC, the Ohio Securities Litigation and with the equity committees and unsecured creditors committee and is subject to the satisfaction of certain conditions precedent (some of which are beyond our control), appeal by certain parties that could file notices of appeal with respect to the Confirmation Order, and is otherwise subject to the risks and uncertainties set forth in the disclosure statement for the Plan, which stakeholders are encouraged to read in its entirety;

•	our ability to continue as a going concern and the adequacy of our liquidity and capital resources to maintain our limited expected operations upon our emergence from the Chapter 11 Cases, which includes administering the claims process under the Plan, pursuing litigation against Foxconn and other potential claims, identify and consummating a business combination and seeking to realize value, if any, from our tax attributes, whether our cash on hand and other resources will be sufficient to allow us to conclude the terms of the Plan, satisfy the conditions of the Offer and Order and any remaining or future obligations related to the Chapter 11 Cases or other current or future litigation, claims and liabilities, and our unlikely access to financing;

•	uncertainty as to whether our claims reserve, cash on hand, or proceeds generated from other assets (including any acquired after the Effective Date) will be sufficient to pay all allowed claims in full with interest and uncertainties regarding the amount of claims allowed for distributions under the Plan and that such claims will not be significantly greater than may be anticipated, as such estimated amounts are subject to significant risks, uncertainties and assumptions;

•	the impact of any contingent liabilities, including indemnification obligations (including the fact that there are claims asserted for unliquidated damages or claims in respect of certain indemnification obligations or otherwise that we may not be able to estimate, or may be materially more than we estimate), any pending or future litigation or claims, as well as any regulatory action, not discharged in the Chapter 11 Cases, and any additional claims that may be filed in the Chapter 11 Cases, and the potential unavailability of insurance coverage with respect to such litigation or claims, adverse publicity with respect to these matters, as well as the significant ongoing costs associated with such litigation;

•	uncertainty as to any remaining or future value of our Class A common stock or Preferred Stock, which may have little or no value;

•	uncertainty as to whether the Preferred Stock will retain its liquidation preference, which, if due and payable, would entitle it to receive proceeds ahead of holders of Class A common stock until such liquidation preference is satisfied and, if such preference is not subordinated or otherwise set aside, whether Foxconn will successfully assert a claim that such preference is due and payable, which would likely exhaust the Company’s remaining resources and cause it to cease operations;

•	uncertainty with respect to the operations of the Company upon emergence from bankruptcy that will be overseen by the New Board and an entirely new management appointed by the New Board, as contemplated by the Plan, for which there will be limited resources, new and continuing liabilities (including indemnification obligations to directors and officers), and significant costs that may require additional capital to be raised (including through indebtedness obligations or securities, which could be senior in priority to our Class A common stock or Preferred Stock).
•	our actual financial results following our emergence from the Chapter 11 Cases will not be comparable to our historical financial information due to the change in the nature of our business activities upon emergence, and we expect our operating losses to continue to be significant, as restructuring activities, operating expenses, the claims administration process, the Foxconn Litigation and other retained causes of action, among other activities, significantly impact our consolidated financial results; and
•	the periodic financial information provided herein and that we have reported and continue to report to the Bankruptcy Court is not presented in accordance with GAAP, and may differ materially from information that has been or may in the future be provided in our periodic SEC filings and may reflect estimates based on assumptions that have changed or may change significantly during the course of the Chapter 11 Cases, following emergence, or due to other contingencies (and which is also subject to the further qualifications provided therein with respect thereto).

Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. In light of these risks and uncertainties, we caution you not to place undue reliance on any forward-looking statements and the periodic financial information reported herein or to the Bankruptcy Court. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation except as may be required under applicable securities laws to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Exhibit Description
2.1	Third Modified First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors

99.1	Order (I) Confirming Third Modified First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors and (II) Granting Related Relief

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
Date: March 7, 2024	Title:	Chief Financial Officer